EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2012, except for the effects of the revisions to the supplemental guarantor information related to the changes to the historical presentation related to intercompany transactions identified in the first quarter of 2012 and to the contemplated debt offering described in Note 21, which are as of April 26, 2012, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Molson Coors Brewing Company’s Current Report on Form 8-K dated April 26, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

April 26, 2012

PricewaterhouseCoopers LLP, 1900 16th Street, Suite 1600, Denver, CO 80202

T: (720) 931 7000, F: (720) 931 7100, www.pwc.com/us